Exhibit 10.91

PROMISSORY NOTE
(Healthcare Center)

$5,000,000.00	Dallas, Texas	December ____, 2005

FOR VALUE RECEIVED, the undersigned, ARC BRANDYWINE, L.P., a Delaware limited partnership (“Borrower”), hereby promises to pay to the order of GUARANTY BANK, a federal savings bank (“Lender” which shall also include each successor or assign who becomes the holder of this Note), the principal sum of Five Million and No/100 Dollars ($5,000,000.00), with interest on the unpaid balance thereof from date of advancement until maturity at the rate or rates hereinafter provided, both principal and interest payable as hereinafter provided in lawful money of the United States of America at the offices of Guaranty Bank, 8333 Douglas Avenue, Dallas, Texas 75225, or at such other place within Dallas County, Texas as from time to time may be designated by Lender.

1.             Defined Terms: As used in this Note, the following terms shall have the meanings indicated opposite them:

“Additional Costs” - Any costs, losses or expenses incurred by Lender which it determines are attributable to its making or maintaining the Loan, or its obligation to make any Loan advances, or any reduction in any amount receivable by Lender under the Loan or this Note.

“Applicable Rate” - The Fixed Rate or the Commercial Based Rate, as the case may be.

“Bloomberg” - The Bloomberg Professional Service (a date service), or if such service is not available, such other comparable publicly available service as may be selected from time to time by Lender and determined to be comparable to the Bloomberg.

“Business Day” - A day, other than a Saturday or Sunday, on which commercial banks are open for business with the public in Dallas, Texas.

“Commercial Based Rate” - The base rate announced or published from time to time by Lender, which rate may not be the lowest rate charged by Lender, plus 1.0%; it being understood and agreed that the Commercial Based Rate shall increase or decrease, as the case may be, from time to time as of the effective date of each change in the base rate.

“Debt Coverage Ratio” - A ratio, as reasonably determined by Lender, the first number of which is the Net Operating Income for the period in question and the second of which is Debt Service for such period.

“Debt Service” - The product of (i) the constant monthly payment amount (i.e., payment including both principal and interest) sufficient to fully amortize (using mortgage amortization) the Loan at the time of determination in equal installments over a 25 year period using an interest rate equal to the greater of (a) the Commercial Based Rate, (b) the Fixed Rate, (c) the Treasury Note Rate plus 2.25%, or (d) 7.5%, multiplied by (ii) the number of months in the period in question.

“Default Rate” — The rate per annum which is 5% above the Commercial Based Rate, but in no event greater than the Maximum Rate.

“Event of Default” — As defined in the Security Instrument.

“Extension Fee” — $10,000.

“Extension Period” — The First Extension Period or the Second Extension Period, as the case may be.

“First Extension Period” — A period of 12 months, commencing on the first day after the Maturity Date.

“Fixed Rate” — The rate per annum (expressed as a percentage) determined by Lender to be equal to the sum of (a) the quotient of the LIBOR Rate for the Fixed Rate Amount and Interest Period in question divided by (1 minus the Reserve Requirement), rounded up to the nearest 1/100 of 1%, and (b) the Spread.

“Fixed Rate Amount” — Each portion of the Principal Amount bearing interest at an applicable Fixed Rate pursuant to a Fixed Rate Request. Notwithstanding any provision contained herein to the contrary, no Fixed Rate Request may request less than the entire Principal Amount bear interest at the same Fixed Rate.

“Fixed Rate Business Day” — A day, other than a Saturday or Sunday, on which commercial banks are open for domestic and international business (including dealings in U.S. Dollar deposits) in New York, New York and Dallas, Texas.

“Fixed Rate Request” — Borrower’s telephonic notice (to be promptly confirmed in writing which must be received by Lender before such Fixed Rate Request will be put into effect by Lender), to be received by Lender by 12 o’clock Noon (Central Standard Time) 3 Fixed Rate Business Days prior to the Fixed Rate Business Day specified in the Fixed Rate Request for the commencement of the Interest Period, of the Fixed Rate and Interest Period desired by Borrower in respect to a Fixed Rate Request Amount.

“Fixed Rate Request Amount” — The amount, to be specified by Borrower in each Fixed Rate Request, which Borrower desires to bear interest at the Fixed Rate and which shall in no event be less than $500,000 and which, at Lender’s option, shall be an integral multiple of $100,000.

“Funding Date” — The date of funding of the Loan.

“Interest Period” — A period computed as follows:

(a)        The period during which interest at the Fixed Rate shall be applicable to the Fixed Rate Amount in question, provided, however, that each such period shall be a one (1) month period commencing on the first day of each calendar month.

(b)        An Interest Period shall be measured from the date specified by Borrower in each Fixed Rate Request for the commencement of the computation of interest at the Fixed Rate, to the numerically corresponding day in the calendar month in which such period terminates (or, if there be no numerical correspondent in such month, or if the date selected by Borrower for such commencement is the last Fixed Rate Business Day of a calendar month, then the last Fixed Rate Business Day of the calendar month in which such period terminates, or if the numerically corresponding day is not a Fixed Rate Business Day then the next succeeding Fixed Rate Business Day, unless such next succeeding Fixed Rate Business Day enters a new calendar month, in which case such period shall end on the next preceding Fixed Rate Business Day) and in no event shall any such period be elected which extends beyond the Maturity Date.

“LIBOR Rate” — The rate determined by Lender (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the offered rate (and not the bid rate) for deposits in U.S. Dollars of amounts comparable to the Fixed Rate Request Amount for the same period of time as the Interest Period selected by Borrower in the Fixed Rate Request, as set forth on the LIBOR Reference Source at approximately 10:00 a.m. (Central Standard Time) on the first day of the applicable Interest Period.

“LIBOR Reference Source” — The display for London inter-bank offered rates appearing on the Bloomberg, as the British Bankers Association London inter-bank offered rates for deposits in U.S. Dollars.

“Loan” — The $5,000,000 loan to be made to Borrower by Lender evidenced by this Note.

“Loan Agreement” — The Loan Agreement of even date herewith between Borrower and Lender relating to the Loan.

“Loan Documents” — This Note, the Security Instrument, the Loan Agreement, the Assignment of Leases and Rents and all other documents evidencing, securing, or relating to the Loan.

“Make-Whole Breakage Amount” — As defined in Section 5.

“Make-Whole Calculation Rate” — As defined in Section 5.

“Maturity Date” — December ____, 2008, being the date this Note becomes due and payable in its entirety, unless extended as provided herein.

“Maximum Rate” — The maximum interest rate permitted under applicable law.

“Monthly Principal Installment Amount” — $4,232.54 during the First Extension Period and $4,538.51 during the Second Extension Period.

“Net Operating Income” — The gross income received by Borrower from the operation of the Property for the period in question, less expenses incurred and/or paid by Borrower in connection with the operation and maintenance of the Property that are allocable to such period, computed on an accrual basis without regard to depreciation or debt service on the Loan, but otherwise in accordance with generally accepted accounting principles consistently applied. Included within the expenses shall be a management fee equal to the greater of (i) the actual management fee or (ii) an assumed management fee of 5%, and annual capital expenditures equal to $300 per unit. Documentation of Net Operating Income shall be certified by an officer of Borrower with detail satisfactory to Lender and shall be subject to the approval of Lender.

“Principal Amount” — That portion of the Loan evidenced hereby as is from time to time outstanding.

“Property” — The real property, together with all improvements, fixtures and other property thereon and interest therein described on Exhibit A of the Security Instrument as Tract 1.

“Regulation” — With respect to the charging and collecting of interest at the Fixed Rate, any United States federal, state or foreign laws, treaties, rules or regulations whether now in effect or hereafter enacted or promulgated (including Regulation D) or any interpretations, directives or requests applying to a class of depository institutions including Lender under any United States federal, state or foreign laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

“Regulation D” — Regulation D of the Board of Governors of the Federal Reserve System, as from time to time amended or supplemented.

“Reserve Requirement” — The average maximum rate at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained under Regulation D by member banks of the Federal Reserve System in New York City with deposits exceeding one billion U.S. Dollars against “Eurocurrency Liabilities”, as such quoted term is used in Regulation D. Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any reserves required to be maintained by such member banks by reason of any Regulation against (a) any category of liabilities which includes deposits by reference to which the Fixed Rate is to be determined as provided in this Note, or (b) any category of extensions of credit or other assets which includes loans the interest rate on which is determined on the basis of rates referred to in the definition of “LIBOR Rate”.

“Second Extension Period” — A period of 12 months, commencing on the first day after the expiration of the First Extension Period

“Security Instrument” — The Open-End Mortgage, Security Agreement and Fixture Filing of even date herewith more particularly described herein.

“Spread” — 2.5%.

“Treasury Note Rate” — The latest Treasury Constant Maturity Series yields reported, for the latest day for which such yields shall have been so reported as of the applicable Fixed Rate Business Day, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to 10 years. Such implied yield shall be determined, if necessary, by (i) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice, and (ii) interpolating linearly between reported yields.

2.             Interest

(a)        Borrower shall have the option of paying interest on the Principal Amount at the Commercial Based Rate or the Fixed Rate (as elected in the manner specified in this Note). Notwithstanding the foregoing, if at any time the Applicable Rate exceeds the Maximum Rate, the rate of interest payable under this Note shall be limited to the Maximum Rate, but any subsequent reductions in the Applicable Rate, as the case may be, shall not reduce the Applicable Rate below the Maximum Rate until the total amount of interest accrued on this Note equals the total amount of interest which would have accrued at the Applicable Rate if the Applicable Rate had at all times been in effect.

(b)        The Principal Amount shall bear interest from the date hereof through the first day of the first month hereafter at the Commercial Based Rate. Thereafter, the Principal Amount shall bear interest at the Fixed Rate (subject to Lender’s right to convert the rate of interest payable hereunder from the Fixed Rate to the Commercial Based Rate as provided herein) until such time as Borrower notifies Lender that it desires application of the Commercial Based Rate upon expiration of the then current Interest Period. This subsection constitutes a Fixed Rate Request. It will not be necessary for Borrower to submit further Fixed Rate Requests, except after electing application of the Commercial Based Rate.

(c)        Borrower shall pay to Lender, promptly upon demand, such amounts as are necessary to compensate Lender for Additional Costs resulting from any Regulation which (i) subjects Lender to any tax, duty or other charge with respect to the Loan or this Note, or changes the basis of taxation of any amounts payable to Lender under the Loan or this Note (other than taxes imposed on the overall net income of Lender or of its applicable lending office by the jurisdiction in which Lender’s principal office or such applicable lending office is located), (ii) imposes, modifies or deems applicable any reserve, special deposit or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, Lender, or (iii) imposes on Lender or on the interbank LIBOR market any other condition affecting the Loan or this Note, or any of such extensions of credit or liabilities. Lender will notify Borrower of any event which would entitle Lender to compensation pursuant to this Section as promptly as practicable after Lender obtains knowledge thereof and determines to request such compensation. For purposes of this Section 2 and the definition of “Additional Costs”, the term “Lender” shall, at Lender’s option, be deemed to include Lender’s present and future participants in the Loan.

(d)        Without limiting the effect of the immediately preceding subsection, in the event that, by reason of any Regulation, (i) Lender incurs Additional Costs based on or measured by the amount of (1) a category of deposits or other liabilities of Lender which includes deposits by reference to which the Fixed Rate is determined as provided in this Note and/or (2) a category of extensions of credit or other assets of Lender which includes loans the interest on which is determined on the basis of rates referred to in the definition of “LIBOR Rate”, (ii) Lender becomes subject to restrictions on the amount of such a category of liabilities or assets which it may hold, or (iii) it shall be unlawful or impractical for Lender to make or maintain the Loan (or any portion thereof) at the Fixed Rate, then Lender’s obligation to make or maintain the Loan (or portions thereof) at the Fixed Rate (and Borrower’s right to request the same) shall be suspended and Lender shall give notice thereof to Borrower and, upon the giving of such notice, interest payable hereunder at the Fixed Rate shall be converted to the Commercial Based Rate, unless Lender may lawfully continue to maintain the Loan (or any portion thereof) then bearing interest at the Fixed Rate to the end of the current Interest Period(s), at which time the interest rate shall convert to the Commercial Based Rate. If subsequently Lender determines that such Regulation has ceased to be in effect, Lender will so advise Borrower and Borrower may convert the rate of interest payable hereunder with respect to those portions of the Principal Amount bearing interest at the Commercial Based Rate to a Fixed Rate by submitting a Fixed Rate Request in respect thereof and otherwise complying with the provisions of this Note with respect thereto.

(e)        Determinations by Lender of the existence or effect of any Regulation on its costs of making or maintaining the Loan, or portions thereof, at the Fixed Rate, or on amounts receivable by it in respect thereof, and of the additional amounts required to compensate Lender in respect of Additional Costs, shall be conclusive, absent manifest error, provided that such determinations are made on a reasonable basis.

(f)        Anything herein to the contrary notwithstanding, if, at the time of or prior to the determination of the Fixed Rate in respect of any Fixed Rate Request as herein provided, Lender determines (which determination shall be conclusive, absent manifest error, provided that such determination is made on a reasonable basis) that (i) by reason of circumstances affecting the interbank LIBOR market generally, adequate and fair means do not or will not exist for determining the Fixed Rate applicable to an Interest Period, or (ii) the Fixed Rate, as determined by Lender, will not accurately reflect the cost to Lender of making or maintaining the Loan (or any portion thereof) at the Fixed Rate, then Lender shall give Borrower prompt notice thereof, and the Fixed Rate Amount in question shall bear interest, or continue to bear interest, as the case may be, at the Commercial Based Rate. If at any time subsequent to the giving of such notice, Lender determines that because of a change in circumstances the Fixed Rate is again available to Borrower hereunder, Lender will so advise Borrower and Borrower may convert the rate of interest payable hereunder from the Commercial Based Rate to a Fixed Rate by submitting a Fixed Rate Request to Lender and otherwise complying with the provisions of this Note with respect thereto.

(g)        Borrower shall pay to Lender, immediately upon request and notwithstanding contrary provisions contained in the Loan Documents, such amounts as shall, in the conclusive judgment of Lender reasonably exercised, compensate Lender for any loss, cost or expense incurred by it as a result of (i) the conversion, for any reason whatsoever, of the rate of interest payable hereunder from the Fixed Rate to the Commercial Based Rate with respect to any portion of the Principal Amount then bearing interest at the Fixed Rate on a date other than the last day of an applicable Interest Period, (ii) the failure of all or a portion of an advance which was to have borne interest at the Fixed Rate pursuant to a Fixed Rate Request to be made under this Note, or (iii) the failure of Borrower to borrow in accordance with a Fixed Rate Request submitted by it to Lender, which amounts shall include, without limitation, lost profits.

(h)        Any portion of the Principal Amount to which the Fixed Rate is not or cannot pursuant to the terms hereof be applicable shall bear interest at the Commercial Based Rate.

3.             Default Rate.

(a)        Notwithstanding anything to the contrary contained in this Note, at the option of Lender, at any time after the occurrence and during the continuance of an Event of Default, the unpaid principal of this Note from time to time outstanding and all past due installments of interest shall, to the extent permitted by applicable law, bear interest at the Default Rate.

(b)        If an Event of Default shall occur, interest on the Principal Amount shall, at the option of Lender, immediately and without notice to Borrower, be converted to the Commercial Based Rate during the continuance of the Event of Default. The foregoing provision shall not be construed as a waiver by Lender of its right to pursue any other remedies available to it under the Loan Documents, nor shall it be construed to limit in any way the application of the Default Rate.

4.             Payment of Principal and Interest.

(a)        Interest on the Principal Amount shall be payable monthly in arrears as it accrues on the first day of the first month following the Funding Date and on the first day of each month thereafter until the earlier of the date this Note is repaid in full or the Maturity Date. Commencing on the first day of the first month of the First Extension Period and on the first day of each month thereafter until the earlier of the date this Note is repaid in full or the Maturity Date, Borrower shall pay the Monthly Principal Installment Amount, which Monthly Principal Installment Amount is in addition to accrued interest due on each such date. The Principal Amount and all unpaid interest accrued thereon shall be due and payable on the Maturity Date.

(b)        Until such time as an Event of Default has occurred and after such time as such Event of Default has been cured, all payments received under this Note shall be applied in the following order: (i) to any unpaid costs of collection; (ii) to any Make-Whole Breakage Amount due; (iii) to accrued but unpaid interest on the Principal Amount; and (iv) the Principal Amount. After the occurrence and during the continuance of an Event of Default, all payments shall be applied in any order determined by Lender in its sole discretion.

(c)        All interest accruing under this Note shall be calculated on the basis of a 360-day year applied to the actual number of days in each month. Borrower shall make each payment which it owes hereunder not later than twelve o’clock, noon (Central Standard Time), on the date such payment becomes due and payable (or the date any voluntary prepayment is made), in immediately available funds. Any payment received by Lender after such time will be deemed to have been made on the next following Business Day.

5.             Prepayment.

(a)        Borrower shall have the right to prepay the Loan, in whole or in part (except as otherwise specifically provided herein) provided:

(i)        written notice thereof is given to Lender by prepaid registered or certified mail at least 30 but not more than 60 days prior to the date to be fixed therein for prepayment, which notice once given shall be irrevocable; and

(ii)       such prepayment is accompanied by the Make-Whole Breakage Amount (if the principal being repaid is a Fixed Rate Amount and is repaid prior to the expiration of the related Interest Period), all accrued interest on the amount prepaid, including interest which has accrued at the Default Rate, and other sums that may be payable hereunder to the date so fixed.

In the event that any Make-Whole Breakage Amount is due, Lender shall deliver to Borrower a statement setting forth the amount and determination of the Make-Whole Breakage Amount, and, provided that Lender shall have in good faith applied the formula described herein, Borrower shall not have the right to challenge the calculation or the method of calculation set forth in any such statement in the absence of manifest error. Borrower agrees that (i) Lender shall not be obligated to actually reinvest the amount prepaid, and (ii) the Make-Whole Breakage Amount is directly related to the damages that Lender will suffer as a result of the prepayment. In addition to the Make-Whole Breakage Amount and without waiving any prepayment condition, if, upon any such prepayment, the aforesaid prior written notice has not been timely received by Lender, and the prepayment is accepted by Lender, the Make-Whole Breakage Amount shall be increased by an amount equal to the lesser of (i) 30 days' unearned interest computed at the Commercial Based Rate on the amount prepaid, or (ii) unearned interest computed on the amount prepaid for the period from, and including, the date of prepayment through the applicable Interest Period.

(b)        No principal amount repaid may be readvanced.

(c)        In the event the Make-Whole Breakage Amount is construed to be interest under the laws of the State of Texas in any circumstance, the payment thereof shall not be required to the extent that the amount thereof, together with other interest payable under the Loan Documents, exceeds the Maximum Rate, and if such payment has been made at the time it is determined that such excess exists, Lender shall, at its option, either return such excess to Borrower or credit such excess against the principal balance of the Note then outstanding, in which event any and all penalties of any kind under applicable law as a result such excess interest shall be inapplicable.

(d)        The Make-Whole Breakage Amount shall be due, to the extent permitted by applicable law, under any and all circumstances where all or any portion of the Loan is paid prior to the expiration of an Interest Period, whether such prepayment is voluntary or involuntary, even if such prepayment results from Lender's exercise of its rights upon Borrower's default and acceleration of the Maturity Date (irrespective of whether foreclosure proceedings have been commenced), and shall be in addition to any other sums due under the Loan Documents.

(e)        As used herein, the term “Make-Whole Breakage Amount” shall mean an amount calculated as follows:

(i)        If the Make Whole Calculation Rate is equal to or greater than the Fixed Rate then in effect with respect to the Fixed Rate Amount and related Interest Period in question, the Make-Whole Breakage Amount shall be zero with respect to such Fixed Rate Amount.

(ii)       If the Make Whole Calculation Rate is less than the Fixed Rate then in effect concerning the Fixed Rate Amount and related Interest Period in question, the Make-Whole Breakage Amount concerning the Fixed Rate Amount to be repaid shall be calculated based upon the present value of the remaining scheduled debt service (i.e., scheduled principal and/or interest payments allocable to the Fixed Rate Amount to be repaid) discounted at the Make Whole Calculation Rate (assuming monthly compounding) for the Interest Period in question minus the Fixed Rate Amount being repaid.

(f)        As used herein, the term “Make Whole Calculation Rate” means the latest Treasury Constant Maturity Series yields reported, for the latest day for which such yields shall have been so reported as of the applicable Fixed Rate Business Day, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity which most closely matches the period from prepayment to the maturity of the applicable Interest Period of the principal being repaid. Such implied yield shall be determined, if necessary, by (i) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice, and (ii) interpolating linearly between reported yields.

6.             Extension of Maturity Date. Borrower shall have the right and option to extend the Maturity Date (a) to a date ending upon the expiration of the First Extension Period, and (b) upon expiration of the First Extension Period, to a date ending upon the expiration of the Second Extension Period, subject to the conditions that:

(a)        Borrower shall have notified Lender in writing of its exercise of each such extension at least 60 days prior to the Maturity Date;

(b)        on the date of such written notice and on the date of commencement of the Extension Period, there shall exist no event of default and no event shall have occurred which with the passage of time or the giving of notice or both would constitute an event of default;

(c)        contemporaneously with the commencement of each Extension Period, Lender shall have received the Extension Fee;

(d)        at or before the commencement of each Extension Period, Lender shall have received evidence satisfactory to Lender that the Property has achieved a Debt Coverage Ratio of at least 1.50:1 for the 3 calendar month period immediately preceding the commencement of the Extension Period;

(e)        the Principal Amount must not be greater than 50% of the appraised value of the Property as determined by Lender, for which determination Lender, at its option, may obtain an updated FIRREA appraisal at Borrower's expense; and

(f)        upon each such extension, Borrower and any guarantor shall have executed such documents as Lender deems reasonably appropriate to evidence such extensions and shall have delivered to Lender an endorsement to the mortgagee policy of title insurance insuring the lien of the Security Instrument pursuant to the applicable title insurance regulations, stating that the coverage of such policy has not been reduced or terminated by virtue of such extension.

7.             Security. This Note is secured, inter alia, by the Security Instrument evidencing a lien on certain real property more particularly described therein, and evidencing a security interest in certain personal property described therein, to which Security Instrument reference is here made for a description of the property covered thereby and the nature and extent of the security and the rights and powers of Lender in respect of such security. In addition, Borrower has made an Assignment of Leases and Rents (herein so called) covering certain leases and rents described therein to provide a source of future payment of this Note, reference to which Assignment of Leases and Rents is here made for a description of the leases and rents covered thereby and the rights and powers of Lender with respect thereto. Upon the occurrence of an Event of Default, Lender shall have the option of declaring the Principal Amount hereof and the interest accrued hereon to be immediately due and payable.

8.             Usury Savings. It is the intent of Lender and Borrower in the execution of this Note and all other instruments now or hereafter securing this Note to contract in strict compliance with applicable usury law. In furtherance thereof, Lender and Borrower stipulate and agree that none of the terms and provisions contained in this Note, or in any other instrument executed in connection herewith, shall ever be construed to create a contract to pay for the use, forbearance or detention of money, interest at a rate in excess of the Maximum Rate; neither Borrower nor any guarantors, endorsers or other parties now or hereafter becoming liable for payment of this Note shall ever be obligated or required to pay interest on this Note at a rate in excess of the Maximum Rate that may be lawfully charged under applicable law, and the provisions of this Section shall control over all other provisions of this Note and any other instruments now or hereafter executed in connection herewith which may be in apparent conflict herewith. Lender expressly disavows any intention to charge or collect excessive unearned interest or finance charges in the event the maturity of this Note is accelerated. If the maturity of this Note shall be accelerated for any reason or if the principal of this Note is paid prior to the end of the term of this Note, and as a result thereof the interest received for the actual period of existence of the Loan exceeds the amount of interest that would have accrued at the Maximum Rate, Lender shall, at its option, either refund to Borrower the amount of such excess or credit the amount of such excess against the Principal Amount and thereby shall render inapplicable any and all penalties of any kind provided by applicable law as a result of such excess interest. In the event that Lender shall contract for, charge or receive any amounts and/or any other thing of value which are determined to constitute interest which would increase the effective interest rate on this Note to a rate in excess of that permitted to be charged by applicable law, all such sums determined to constitute interest in excess of the amount of interest at the lawful rate shall, upon such determination, at the option of Lender, be either immediately returned to Borrower or credited against the Principal Amount, in which event any and all penalties of any kind under applicable law as a result of such excess interest shall be inapplicable. By execution of this Note Borrower acknowledges that it believes the Loan to be non-usurious and agrees that if, at any time, Borrower should have reason to believe that the Loan is in fact usurious, it will give Lender notice of such condition and Borrower agrees that Lender shall have 90 days in which to make appropriate refund or other adjustment in order to correct such condition if in fact such exists. The term “applicable law” as used in this Note shall mean the laws of the State of Texas or the laws of the United States, whichever laws allow the greater rate of interest, as such laws now exist or may be changed or amended or come into effect in the future.

9.             Collection Fees. Should the indebtedness represented by this Note or any part thereof be collected at law or in equity or through any bankruptcy, receivership, probate or other court proceedings or if this Note is placed in the hands of attorneys for collection after an Event of Default, Borrower and all endorsers, guarantors and sureties of this Note jointly and severally agree to pay to Lender in addition to the principal and interest due and payable hereon reasonable attorneys’ and collection fees.

10.            Waiver of Certain Notices. Borrower and all endorsers, guarantors and sureties of this Note and all other persons liable or to become liable on this Note severally waive presentment for payment, demand, notice of demand and of dishonor and nonpayment of this Note, notice of intention to accelerate the maturity of this Note, protest and notice of protest, diligence in collecting, and the bringing of suit against any other party, and agree to all renewals, extensions, modifications, partial payments, releases or substitutions of security, in whole or in part, with or without notice, before or after maturity.

11.            CHOICE OF LAW.  THIS NOTE AND THE OTHER LOAN DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS (WITHOUT GIVING EFFECT TO TEXAS' PRINCIPLES OF CONFLICTS OF LAW), EXCEPT TO THE EXTENT (A) OF PROCEDURAL AND SUBSTANTIVE MATTERS RELATING ONLY TO THE CREATION, PERFECTION, FORECLOSURE AND ENFORCEMENT OF RIGHTS AND REMEDIES AGAINST THE PROPERTY, WHICH MATTERS SHALL BE GOVERNED BY THE LAWS OF THE STATE WHERE THE PROPERTY IS LOCATED, AND (B) THE LAWS OF THE UNITED STATES OF AMERICA AND ANY RULES, REGULATIONS OR ORDERS ISSUED OR PROMULGATED THEREUNDER, APPLICABLE TO THE AFFAIRS AND TRANSACTIONS ENTERED INTO BY LENDER, OTHERWISE PREEMPT THE LAWS OF THE STATE WHERE THE PROPERTY IS LOCATED OR TEXAS LAW; IN WHICH EVENT FEDERAL LAW SHALL CONTROL.

13.            FORUM SELECTION. BORROWER HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT SITTING IN DALLAS, TEXAS (OR ANY COURT OF COMPETENT JURISDICTION WHERE ANY PORTION OF THE PROPERTY IS LOCATED) OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE OR ANY OF THE LOAN DOCUMENTS, AND BORROWER HEREBY AGREES AND CONSENTS THAT, IN ADDITION TO ANY

METHODS OF SERVICE OF PROCESS PROVIDED FOR UNDER APPLICABLE LAW, ALL SERVICE OF PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY STATE OR FEDERAL COURT SITTING IN DALLAS, TEXAS (OR ANY COURT OF COMPETENT JURISDICTION WHERE ANY PORTION OF THE PROPERTY IS LOCATED) MAY BE MADE BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO BORROWER AT THE ADDRESS OF BORROWER FOR THE GIVING OF NOTICES UNDER THE SECURITY INSTRUMENT, AND SERVICE SO MADE SHALL BE COMPLETE 5 DAYS AFTER THE SAME SHALL HAVE BEEN SO MAILED.

14.            WAIVER OF TRIAL BY JURY AND CERTAIN OTHER RIGHTS. BORROWER AND LENDER HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY, WITH AND UPON THE ADVICE OF COMPETENT COUNSEL, EXPRESSLY AND UNCONDITIONALLY WAIVE, IN CONNECTION WITH ANY SUIT, ACTION OR PROCEEDING IN CONNECTION WITH ANY OF THE LOAN DOCUMENTS, ANY AND EVERY RIGHT THEY MAY HAVE TO A TRIAL BY JURY. MAKER ACKNOWLEDGES THAT THE FOREGOING WAIVER IS KNOWING AND VOLUNTARY.

15.            Time of the Essence. Time is of the essence of each obligation of Borrower hereunder.

REMAINDER OF PAGE INTENTIONALLY BLANK
SIGNATURE PAGE FOLLOWS

SIGNATURE PAGE OF BORROWER TO
PROMISSORY NOTE

Borrower’s Federal Tax I.D. No.

38-3659381

ARC BRANDYWINE, L.P., a Delaware limited partnership

By:	ARC Brandywine GP, LLC, a Tennessee limited liability company, its general partner

By:
Name:
Title: